Exhibit 10.11

BD

1 Becton Drive

Franklin Lakes, NJ 07417

www.bd.com

Date:	February 24, 2021

To:	Ajay Kumar

From:	Betty Larson

Subject:	Berra CHRO Offer

Dear Ajay,

It is contemplated that within the coming months, BD will spin off Berra into a new publicly owned corporation (“NewCo”). I am pleased to confirm that upon the effective date of the Berra spin-off, you will be appointed Chief Human Resource Officer, reporting directly to Dev Kurdikar, who will be appointed as NewCo CEO.

Upon the spin-off and your appointment as Chief Human Resource Officer, BD will pay you an FY22 BD PIP award calculated based on your BD target and prorated from the start of the fiscal year to the date of the spin-off. You will receive the following compensation as Chief Human Resource Officer of NewCo:

•	Base salary will be $450,000

•	Annual bonus target of 60% of annual base salary

•	Annual LTI target of $500,000

•	You will receive a 3-year cliff-vesting NewCo “Founders Grant” with a grant value equal to $500,000, delivered in the form of SARs (50%) and TVUs (50%).

All other NewCo executive compensation and governance programs and benefit plans will be established by the NewCo Board of Directors in good faith and consistent with generally accepted market practices and will apply post spin-off.

In addition, as a key contributor to the Berra effort, we wish to ensure your continued association and efforts with the Company through at least August 30, 2021 (Retention Date). Subject your continued employment, BD will pay you $83,468.00, less all applicable taxes and other required deductions by the Retention Date. Payment(s) made under this will not be taken into consideration in calculating any benefits, except as required by applicable law.

The intent of the above offer is to formalize the conditions under which you would be employed and should not be construed as a contract of employment. While it is hoped that your association with BD and with NewCo will be long lasting, the employment relationship between you and BD or NewCo is “at will.” Except as described above, nothing herein modifies any prior written agreements between you and BD.

Again, I am pleased to extend this opportunity to you. Please sign the Offer and Acceptance below.

Sincerely,

Betty Larson

EVP and CHRO

OFFER AND ACCEPTANCE

This offer is hereby accepted as set forth on pages 1 and 2.

/s/ Ajay Kumar	March, 2, 2021
Ajay Kumar	Date

Cc:	Manish Sinha

Kristi Payne

NA Associate Service Center